Exhibit 99.1

For more information:

Joe Zanco, President and CEO

(337) 948-3033

For Immediate Release

Release Date: October 27, 2022

Catalyst Bancorp, Inc. Announces 2022 Third Quarter Results

Opelousas, Louisiana – Catalyst Bancorp, Inc. (Nasdaq: “CLST”) (the “Company”), the parent company for Catalyst Bank (the “Bank”) (www.catalystbank.com), reported financial results for the third quarter of 2022. For the quarter, the Company reported net income of $139,000, up $121,000 from the second quarter of 2022. During the second quarter of 2022, the Bank rebranded from St. Landry Homestead Federal Savings Bank to Catalyst Bank.  Pre-tax costs associated with the rebranding of the Bank totaled $208,000 during the second quarter of 2022, compared to $28,000 during the third quarter of 2022. The second quarter of 2022 also included $171,000 of non-interest income attributable to a Bank Enterprise Award (“BEA”) Program grant from the Community Development Financial Institution (“CDFI”) Fund.

“We just celebrated our first anniversary as a public company and will celebrate the Bank’s centennial in November,” said Joe Zanco, President and Chief Executive Officer of the Company and the Bank. “Our team is tremendously excited with the response we’ve received from our rebranding to Catalyst Bank.”

Loans and Credit Quality

Loans receivable totaled $131.7 million at September 30, 2022, down $1.9 million, or 1%, from June 30, 2022. During the third quarter of 2022, additional fundings on existing construction and land loans were largely offset by paydowns across other segments of the portfolio. PPP loans, which totaled $22,000 at June 30, 2022, were fully paid-off during the third quarter of 2022.

The following table sets forth the composition of the Company’s loan portfolio as of the dates indicated.

(Dollars in thousands)	9/30/2022	6/30/2022	Increase (Decrease)
Real estate loans
One- to four-family residential	$88,327	$89,531	$(1,204)	(1)%
Commercial real estate	21,073	21,521	(448)	(2)
Construction and land	4,450	3,843	607	16
Multi-family residential	3,252	3,315	(63)	(2)
Total real estate loans	117,102	118,210	(1,108)	(1)
Other loans
Commercial and industrial	11,087	11,410	(323)	(3)
Consumer	3,512	4,004	(492)	(12)
Total other loans	14,599	15,414	(815)	(5)
Total loans	$131,701	$133,624	$(1,923)	(1)%

Non-performing assets (“NPAs”) totaled $1.9 million at September 30, 2022, up $313,000, or 19%, compared to June 30, 2022, primarily due to an increase in past due loans. The ratio of NPAs to total assets was 0.68% at September 30, 2022, compared to 0.57% at June 30, 2022. Non-performing loans (“NPLs”) totaled $1.6 million, or 1.21% of total loans, at September 30, 2022 and $1.3 million, or 0.96% of total loans, at June 30, 2022. At September 30, 2022, approximately 88% of total NPLs were one- to four-family residential mortgage loans, compared to 91% at June 30, 2022.

The allowance for loan losses totaled $1.8 million, or 1.37% of total loans, at September 30, 2022, down $176,000 from $2.0 million, or 1.48% of total loans, at June 30, 2022. The reduction in the allowance for loan losses largely reflects the reversal of certain provisions made for estimated loan losses during 2020 associated with our initial assessment of COVID-19’s impact on credit risk.  The Company recorded a reversal to the allowance for loan losses of $115,000 during the third quarter of 2022, compared to a reversal of $189,000 for the second quarter of 2022. Net loan charge-offs totaled $61,000 during the third quarter of 2022, compared to net loan charge-offs of $4,000 for the second quarter of 2022. The third quarter charge-offs were primarily related to two residential mortgage loans.

Investment Securities

Total investment securities were $92.0 million at September 30, 2022, down $3.7 million, or 4%, from June 30, 2022. At September 30 and June 30, 2022, 87% of total investment securities, based on amortized cost, were classified as available-for-sale. Net unrealized losses on securities available-for-sale totaled $12.6 million at September 30, 2022, compared to $8.4 million at June 30, 2022. The increase in unrealized losses on available-for-sale securities related principally to increases in market interest rates for similar securities. For the third quarter of 2022, the average yield on the investment securities portfolio was 1.48%, up 11 basis points from the second quarter of 2022.

Deposits

Total deposits were $184.2 million at September 30, 2022, up $5.5 million, or 3%, from June 30, 2022. The increase in deposits was primarily due to an increase in NOW account balances, partially offset by declines in certificates of deposit and money market accounts. Total average deposits were $185.5 million for the third quarter of 2022, up $2.1 million, or 1%, from the prior quarter.

The following table sets forth the composition of the Bank’s deposits as of the dates indicated.

(Dollars in thousands)	9/30/2022	6/30/2022	Increase (Decrease)
Demand deposits	$31,988	$30,400	$1,588	5%
NOW	50,547	39,454	11,093	28
Money market	17,129	19,525	(2,396)	(12)
Savings	26,874	27,388	(514)	(2)
Certificates of deposit	57,689	61,968	(4,279)	(7)
Total deposits	$184,227	$178,735	$5,492	3%

Net Interest Income

Our net interest margin for the third quarter of 2022 was 2.75%, up four basis points compared to the prior quarter. The average yield on interest-earning assets increased by five basis points to 2.99% for the third quarter of 2022, while the average rate on interest-bearing liabilities increased by one basis point to 0.40%, compared to the second quarter of 2022.

Net interest income for the third quarter of 2022 was $1.9 million, up $60,000, or 3%, from the second quarter of 2022 primarily due to an increase in interest income from interest-bearing cash included in other interest income (up $127,000, or 219%), partially offset by a decline in interest income from loans. Rising market interest rates have increased the yields on our interest-bearing cash accounts and securities portfolio.

The following table sets forth, for the periods indicated, the Company’s total dollar amount of interest income from average interest-earning assets and the resulting yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates, and the net interest margin. Taxable equivalent (“TE”) yields have been calculated using a marginal tax rate of 21%. All average balances are based on daily balances.

	Three Months Ended
	9/30/2022			6/30/2022
(Dollars in thousands)	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
INTEREST-EARNING ASSETS
Loans receivable(1)	$131,583	$1,466	4.42%	$133,810	$1,555	4.66%
Investment securities(TE)(2)	104,403	381	1.48	104,137	352	1.37
Other interest earning assets	34,548	185	2.12	30,108	58	0.78
Total interest-earning assets(TE)	$270,534	$2,032	2.99%	$268,055	$1,965	2.94%
INTEREST-BEARING LIABILITIES
NOW, money market and savings accounts	$91,738	$29	0.13%	$85,646	$24	0.11%
Certificates of deposit	59,833	64	0.43	64,936	63	0.39
Total interest-bearing deposits	151,571	93	0.24	150,582	87	0.23
FHLB advances	9,126	69	2.99	9,079	68	3.00
Total interest-bearing liabilities	$160,697	$162	0.40%	$159,661	$155	0.39%
Net interest-earning assets	$109,837			$108,394
Net interest income; average interest rate spread(TE)		$1,870	2.59%		$1,810	2.55%
Net interest margin(TE)(3)			2.75%			2.71%

(1)	Includes non-accrual loans during the respective periods. Calculated net of deferred fees and discounts and loans in-process.
(2)	Average investment securities does not include unrealized holding gains/losses on available-for-sale securities.
(3)	Equals net interest income divided by average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 21%.

Non-interest Income

Non-interest income for the third quarter of 2022 was $296,000, down $83,000, or 22%, from the second quarter of 2022. During the second quarter of 2022, the Company received and recognized into income a $171,000 BEA Program grant from the CDFI Fund. In addition, the Company disposed of fixed assets totaling $77,000, net of accumulated depreciation, during the second quarter of 2022. Of the assets disposed, $55,000 was attributable to branch signage that was replaced due to our rebranding.

Non-interest Expense

Non-interest expense for the third quarter of 2022 totaled $2.1 million, down $253,000, or 11%, compared to the second quarter of 2022. Total non-interest expense for the third quarter of 2022 included $28,000 of rebranding-related expenses, compared to $153,000 for the second quarter of 2022.

Salaries and employee benefits expense totaled $1.2 million for the third quarter of 2022, down $50,000, or 4%, from the second quarter of 2022 primarily due to a decrease in our employee count.

Directors’ fees totaled $75,000 for the third quarter of 2022, up $20,000, or 36%, from the second quarter of 2022 mainly due to stock compensation expense related to awards granted under the Company’s 2022 Stock Option Plan and 2022 Recognition and Retention Plan and Trust Agreement in September 2022. Total stock compensation expense, allocated between salaries and employee benefits expense and directors’ fees, during the fourth quarter of 2022 is expected to be approximately $141,000, compared to $47,000 for the third quarter of 2022.

Data processing and communication expense totaled $216,000, down $26,000, or 11%, from the previous quarter primarily due to the absence of rebranding expenses during the third quarter of 2022.

Advertising and marketing expense totaled $36,000 for the third quarter of 2022, down $73,000, or 67%, from the second quarter of 2022. Advertising and marketing expense included rebranding costs of $3,000 in the third quarter of 2022, compared to $87,000 in the second quarter of 2022.

Other non-interest expense totaled $184,000 for the third quarter of 2022, down $56,000, or 23%, from the second quarter of 2022. Other non-interest expense included rebranding costs of $7,000 and $18,000 during the third and second quarters of 2022, respectively. In addition, the Company benefited from recoveries on charged-off deposit accounts and certain cost saving initiatives during the third quarter of 2022.

About Catalyst Bancorp, Inc.

Catalyst Bancorp, Inc. (Nasdaq: CLST) is a Louisiana corporation and registered bank holding company for Catalyst Bank, its wholly-owned subsidiary, with $283.4 million in assets at September 30, 2022. Catalyst Bank, formerly St. Landry Homestead Federal Savings Bank, has been in operation in the Acadiana region of south-central Louisiana for 100 years. With a focus on fueling business and improving lives throughout the region, Catalyst Bank offers commercial and retail banking products through our six full-service branches located in Carencro, Eunice, Lafayette, Opelousas, and Port Barre. To learn more about Catalyst Bank, visit www.catalystbank.com.

Forward-looking Statements

This press release contains certain forward-looking statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of Catalyst Bancorp, Inc. and Catalyst Bank, and changes in the securities markets.  Except as required by law, the Company does not undertake any obligation to update any forward-looking statements to reflect changes in belief, expectations or events.

CATALYST BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)

(Dollars in thousands)	9/30/2022	6/30/2022	9/30/2021(1)
ASSETS
Non-interest-bearing cash	$4,558	$4,553	$5,117
Interest-bearing cash and due from banks	31,639	24,582	95,287
Total cash and cash equivalents	36,197	29,135	100,404
Investment securities:
Securities available-for-sale, at fair value	78,563	82,276	49,682
Securities held-to-maturity	13,480	13,486	13,504
Loans receivable, net of unearned income	131,701	133,624	136,720
Allowance for loan losses	(1,804)	(1,980)	(2,646)
Loans receivable, net	129,897	131,644	134,074
Accrued interest receivable	566	556	511
Foreclosed assets	320	320	399
Premises and equipment, net	6,392	6,494	6,658
Stock in correspondent banks, at cost	1,799	1,795	1,792
Bank-owned life insurance	13,519	13,422	3,280
Other assets	2,681	1,855	1,259
TOTAL ASSETS	$283,414	$280,983	$311,563

LIABILITIES
Deposits:
Non-interest-bearing	$31,988	$30,400	$102,091
Interest-bearing	152,239	148,335	147,369
Total deposits	184,227	178,735	249,460
Federal Home Loan Bank advances	9,153	9,108	8,973
Other liabilities	706	727	1,130
TOTAL LIABILITIES	194,086	188,570	259,563

SHAREHOLDERS' EQUITY
Common stock	53	53	-
Additional paid-in capital	50,902	50,838	-
Unallocated common stock held by Employee Stock Ownership Plan	(4,020)	(4,073)	-
Retained earnings	52,379	52,240	52,270
Accumulated other comprehensive income (loss)	(9,986)	(6,645)	(270)
TOTAL SHAREHOLDERS' EQUITY	89,328	92,413	52,000
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$283,414	$280,983	$311,563

(1)	Data at September 30, 2021 is Bank-only.

CATALYST BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended				Nine Months Ended
(Dollars in thousands)	9/30/2022	6/30/2022	9/30/2021(1)		9/30/2022	9/30/2021(1)
INTEREST INCOME
Loans receivable, including fees	$1,466	$1,555		$1,671	$4,584		$5,344
Investment securities	381	352		172	1,062		434
Other	185	58		13	262		37
Total interest income	2,032	1,965		1,856	5,908		5,815
INTEREST EXPENSE
Deposits	93	87		124	272		414
Advances from Federal Home Loan Bank	69	68		68	205		204
Total interest expense	162	155		192	477		618
Net interest income	1,870	1,810		1,664	5,431		5,197
Provision for (reversal of) loan losses	(115)	(189)		-	(375)		(286)
Net interest income after provision for (reversal of) loan losses	1,985	1,999		1,664	5,806		5,483
NON-INTEREST INCOME
Service charges on deposit accounts	192	182		165	542		448
Gain (loss) on disposals and sales of fixed assets	-	(77)		-	(77)		25
Bank-owned life insurance	97	98		22	216		67
Federal community development grant	-	171		1,826	171		1,826
Other	7	5		12	20		36
Total non-interest income	296	379		2,025	872		2,402
NON-INTEREST EXPENSE
Salaries and employee benefits	1,168	1,218		1,084	3,647		3,331
Occupancy and equipment	203	227		200	640		554
Data processing and communication	216	242		201	666		556
Professional fees	157	175		88	472		255
Directors’ fees	75	55		70	185		211
ATM and debit card	76	59		48	184		137
Foreclosed assets, net	(2)	(2)		39	(21)		74
Advertising and marketing	36	109		14	187		35
Franchise and shares tax	15	58		-	131		-
Other	184	240		140	606		423
Total non-interest expense	2,128	2,381		1,884	6,697		5,576
Income (loss) before income tax expense	153	(3)		1,805	(19)		2,309
Income tax expense (benefit)	14	(21)		372	(45)		465
NET INCOME	$139	$18		$1,433	$26		$1,844

Earnings per share:
Basic	$0.03	$0.01	$	N/A	$0.01	$	N/A
Diluted	0.03	N/A		N/A	0.01		N/A

(1)	Data for the periods ended September 30, 2021 are Bank-only.

CATALYST BANCORP, INC. AND SUBSIDIARY
SELECTED FINANCIAL DATA

	Three Months Ended			Nine Months Ended
(Dollars in thousands)	9/30/2022	6/30/2022	9/30/2021(1)	9/30/2022	9/30/2021(1)
EARNINGS DATA
Total interest income	$2,032	$1,965	$1,856	$5,908	$5,815
Total interest expense	162	155	192	477	618
Net interest income	1,870	1,810	1,664	5,431	5,197
Provision for (reversal of) loan losses	(115)	(189)	-	(375)	(286)
Total non-interest income	296	379	2,025	872	2,402
Total non-interest expense	2,128	2,381	1,884	6,697	5,576
Income tax expense (benefit)	14	(21)	372	(45)	465
Net income	$139	$18	$1,433	$26	$1,844

AVERAGE BALANCE SHEET DATA
Total assets	$288,052	$286,288	$253,176	$287,000	$240,345
Total interest-earning assets	270,534	268,055	235,447	270,848	224,873
Total loans	131,583	133,810	137,031	132,052	143,075
Total interest-bearing deposits	151,571	150,582	150,726	150,006	147,085
Total interest-bearing liabilities	160,697	159,661	159,692	159,086	155,992
Total deposits	185,453	183,316	191,060	182,816	179,462
Total shareholders' equity	92,764	93,318	50,950	94,400	50,678

SELECTED RATIOS
Return on average assets	0.19%	0.02%	2.25%	0.01%	1.03%
Return on average equity	0.60	0.08	11.16	0.04	4.86
Efficiency ratio	98.24	108.78	51.06	106.25	73.38
Net interest margin(TE)	2.75	2.71	2.81	2.69	3.09
Average equity to average assets	32.20	32.60	20.12	32.89	21.09
Common equity Tier 1 capital ratio(2)	57.84	58.51	38.94
Tier 1 leverage capital ratio(2)	28.29	28.43	20.65
Total risk-based capital ratio(2)	59.09	59.76	40.20

ALLOWANCE FOR LOANS LOSSES
Beginning balance	$1,980	$2,173	$2,649	$2,276	$3,022
Provision for (reversal of) loan losses	(115)	(189)	-	(375)	(286)
Charge-offs	(90)	(38)	(18)	(191)	(150)
Recoveries	29	34	15	94	60
Net (charge-offs) recoveries	(61)	(4)	(3)	(97)	(90)
Ending balance	$1,804	$1,980	$2,646	$1,804	$2,646

CREDIT QUALITY
Non-accruing loans	$1,221	$1,246	$752
Accruing loans 90 days or more past due	379	41	165
Total non-performing loans	1,600	1,287	917
Foreclosed assets	320	320	399
Total non-performing assets	$1,920	$1,607	$1,316

Total non-performing loans to total loans	1.21%	0.96%	0.67%
Total non-performing assets to total assets	0.68	0.57	0.42

(1)	Data at and for the periods ended September 30, 2021 are Bank-only.
(2)	Capital ratios are preliminary end-of-period ratios for the Bank only and are subject to change.